            CIT Equipment Collateral 2004-VT1                         Exhibit 20
                 Monthly Servicing Report

                                                                                      Determination Date:               05/18/04
                                                                                       Collection Period:               04/30/04
                                                                                            Payment Date:               05/20/04

  I. AVAILABLE FUNDS

     A.  Available Pledged Revenues

          a.   Scheduled Payments Received                                                                         $28,318,756.41
          b.   Liquidation Proceeds Allocated to Owner Trust                                                           256,917.57
          c.   Required Payoff Amounts of Prepaid Contracts                                                          6,160,466.08
          d.   Required Payoff Amounts of Purchased Contracts                                                                0.00
          e.   Proceeds of Clean-up Call                                                                                     0.00
          f.   Investment Earnings on Collection Account and Note Distribution Account                                       0.00
                                                                                                                   --------------

                                                                             Total Available Pledged Revenues =    $34,736,140.06

     B.  Determination of Available Funds

          a.   Total Available Pledged Revenues                                                                    $34,736,140.06
          b.   Servicer Advances                                                                                     3,569,318.87
          c.   Recoveries of prior Servicer Advances                                                                (2,035,568.00)
          d.   Withdrawal from Cash Collateral Account                                                                       0.00
                                                                                                                   --------------

                                                                             Total Available Funds =               $36,269,890.93
                                                                                                                   ==============


 II. DISTRIBUTION AMOUNTS

     A.  COLLECTION ACCOUNT DISTRIBUTIONS

            1.   Servicing Fee                                                                                         541,180.10

            2.   Class A-1 Note Interest Distribution                                            230,255.04
                 Class A-1 Note Principal Distribution                                        31,702,970.72
                                             Aggregate Class A-1 distribution                                       31,933,225.76

            3.   Class A-2 Note Interest Distribution                                            192,500.00
                 Class A-2 Note Principal Distribution                                                 0.00
                                             Aggregate Class A-2 distribution                                          192,500.00

            4.   Class A-3 Note Interest Distribution                                            632,500.00
                 Class A-3 Note Principal Distribution                                                 0.00
                                             Aggregate Class A-3 distribution                                          632,500.00

            5.   Class A-4 Note Interest Distribution                                            128,430.00
                 Class A-4 Note Principal Distribution                                                 0.00
                                             Aggregate Class A-4 distribution                                          128,430.00

            6.   Class B Note Interest Distribution                                               38,892.81
                 Class B Note Principal Distribution                                             945,075.01
                                               Aggregate Class B distribution                                          983,967.82

            7.   Class C Note Interest Distribution                                               22,729.56
                 Class C Note Principal Distribution                                             515,495.46
                                               Aggregate Class C distribution                                          538,225.02

            8.   Class D Note Interest Distribution                                               71,471.85
                 Class D Note Principal Distribution                                           1,202,822.74
                                               Aggregate Class D distribution                                        1,274,294.59

            9.   Deposit to the Cash Collateral Account                                                                      0.00

            10.  Amounts in accordance with the CCA Loan Agreement                                                      45,567.64

            11.  Remainder to the holder of the equity certificate                                                           0.00
                                                                                                                    -------------

                                                       Collection Account Distributions =                           36,269,890.93
                                                                                                                    =============

     B.  CASH COLLATERAL ACCOUNT DISTRIBUTIONS

            1.   Payment due on the Senior Loan                                                                      2,930,644.27

            2.   Payment due on the Holdback                                                                                 0.00

            3.   Payment to the Depositor                                                                                    0.00
                                                                                                                    -------------

                                                        Cash Collateral Account Distributions =                      2,930,644.27
                                                                                                                    =============


     C.  INCORRECT DEPOSITS TO BE RETURNED TO CIT        Collection Account Distributions =                                  0.00
                                                                                                                    =============

III.    INFORMATION REGARDING DISTRIBUTIONS ON THE SECURITIES

            ---------------------------------------------------------------------------------------------------------------------
                        Distribution              Class A-1              Class A-2             Class A-3          Class A-4
                          Amounts                   Notes                  Notes                 Notes              Notes
            ---------------------------------------------------------------------------------------------------------------------
        1.              Interest Due                 230,255.04          192,500.00         632,500.00           128,430.00
        2.             Interest Paid                 230,255.04          192,500.00         632,500.00           128,430.00
        3.           Interest Shortfall                    0.00                0.00               0.00                 0.00
                      ((1) minus (2))
        4.             Principal Paid             31,702,970.72                0.00               0.00                 0.00

        5.       Total Distribution Amount        31,933,225.76          192,500.00         632,500.00           128,430.00
                       ((2) plus (4))


            --------------------------------------------------------------------------------------------------------------------
                        Distribution               Class B               Class C               Class D         Total Offered
                          Amounts                   Notes                 Notes                 Notes              Notes
            --------------------------------------------------------------------------------------------------------------------
        1.              Interest Due                  38,892.81           22,729.56          71,471.85         1,316,779.26
        2.             Interest Paid                  38,892.81           22,729.56          71,471.85         1,316,779.26
        3.           Interest Shortfall                    0.00                0.00               0.00                 0.00
                      ((1) minus (2))
        4.             Principal Paid                945,075.01          515,495.46       1,202,822.74        34,366,363.93

        5.       Total Distribution Amount           983,967.82          538,225.02       1,274,294.59        35,683,143.19
                       ((2) plus (4))


 IV.   Information Regarding the Securities

     A    Summary of Balance Information

          -----------------------------------------------------------------------------------------------------------------------
                                          Applicable    Principal Balance     Class Factor    Principal Balance   Class Factor
                      Class                 Coupon            May-04             May-04            Apr-04            Apr-04
                                             Rate          Payment Date       Payment Date      Payment Date      Payment Date

          -----------------------------------------------------------------------------------------------------------------------
          a.    Class A-1 Notes           1.1200%        214,998,853.58            0.69131       246,701,824.30        0.79325
          b.    Class A-2 Notes           1.5400%        150,000,000.00            1.00000       150,000,000.00        1.00000
          c.    Class A-3 Notes           2.2000%        345,000,000.00            1.00000       345,000,000.00        1.00000
          d.    Class A-4 Notes           2.7000%         57,080,000.00            1.00000        57,080,000.00        1.00000
          e.     Class B Notes            1.9600%         22,866,849.29            0.88872        23,811,924.30        0.92545
          f.     Class C Notes            2.1000%         12,472,826.89            0.88901        12,988,322.35        0.92575
          g.     Class D Notes            2.8300%         29,103,262.74            0.88875        30,306,085.48        0.92548

          h.          Total Offered Notes                831,521,792.50                          865,888,156.43


     B    Other Information

              ----------------------------------------------------------------
                                        Scheduled                Scheduled
                                    Principal Balance        Principal Balance
                     Class                May-04                   Apr-04
                                       Payment Date             Payment Date

              -----------------------------------------------------------------
                Class A-1 Notes          227,153,240.05      257,350,537.61


              -----------------------------------------------------------------------------------------------------------------

                                                               Target             Class           Target             Class
                                       Class             Principal Balance        Floor      Principal Amount        Floor
                     Class           Percentage                May-04            May-04           Apr-04            Apr-04
                                                            Payment Date      Payment Date     Payment Date      Payment Date

              -----------------------------------------------------------------------------------------------------------------
                    Class A            92.25%           767,078,853.58                      798,781,824.31
                    Class B            2.75%             22,866,849.29             0.00      23,811,924.30          0.00
                    Class C            1.50%             12,472,826.89             0.00      12,988,322.35          0.00
                    Class D            3.50%             29,103,262.74             0.00      30,306,085.48          0.00

  V. PRINCIPAL

     A.  MONTHLY PRINCIPAL AMOUNT

            1.    Principal Balance of Notes and Equity Certificates
                  (End of Prior Collection Period)                                          865,888,156.43
            2.    Contract Pool Principal Balance (End of Collection Period)                831,521,792.50
                                                                                           ---------------

                         Total monthly principal amount                                      34,366,363.93

     B.  PRINCIPAL BREAKDOWN                                      No. of Accounts
                                                                -------------------

            1.    Scheduled Principal                                 62,080                 27,739,741.86
            2.    Prepaid Contracts                                    115                    6,160,466.08
            3.    Defaulted Contracts                                   36                      466,155.99
            4.    Contracts purchased by CIT Financial USA, Inc.        0                             0.00
                                                                                           ---------------

                  Total Principal Breakdown                           62,231                 34,366,363.93


 VI. CONTRACT POOL DATA

     A.  CONTRACT POOL CHARACTERISTICS

                                                                ---------------------------------------------------------------
                                                                    Original                   May-04              Apr-04
                                                                      Pool                  Payment Date        Payment Date
                                                                ---------------------------------------------------------------

            1.    a.  Contract Pool Balance                     935,586,370.00             831,521,792.50      865,888,156.43
                  b.  No of Contracts                                   62,780                     62,231              62,382
                  c.  Pool Factor

            2.    Weighted Average Remaining Term                        36.90                      34.98               35.83

            3.    Weighted Average Original Term                         44.00


     B.  DELINQUENCY INFORMATION

                                               ----------------------------------------------------------------------------------
                                                                         % of Aggregate
                                                      % of               Required Payoff       No. Of        Aggregate Required
                                                    Contracts                 Amount          Accounts         Payoff Amounts
                                               ----------------------------------------------------------------------------------
            1.    Current                                   96.36%         97.47%               59,966        816,562,128.43
                  31-60 days                                 2.00%          1.64%                1,244         13,769,936.59
                  61-90 days                                 0.66%          0.45%                  410          3,811,376.43
                  91-120 days                                0.52%          0.23%                  325          1,902,754.23
                  120+ days                                  0.46%          0.20%                  286          1,686,860.76

                            Total Delinquency              100.00%        100.00%               62,231        837,733,056.44

            2.    Delinquent Scheduled Payments:

                  Beginning of Collection Period                                          4,677,513.07
                  End of Collection Period                                                6,211,263.94
                                                                                         -------------

                              Change in Delinquent Scheduled Payments                     1,533,750.87


     C.  DEFAULTED CONTRACT INFORMATION

            1.    Required Payoff Amount on Defaulted Contracts                             466,155.99
            2.    Liquidation Proceeds received                                             256,917.57
                                                                                           -----------
            3.    Current Liquidation Loss Amount                                           209,238.42

            4.    Cumulative Liquidation Losses to date                                     366,518.99

                                     % of Initial Contracts                                      0.118%
                         % of Initial Contract Pool Balance                                      0.039%


VII. MISCELLANEOUS INFORMATION

     A.  SERVICER ADVANCE BALANCE

            1.    Opening Servicer Advance Balance                                        4,677,513.07
            2.    Current Period Servicer Advance                                         3,569,318.87
            3.    Recoveries of prior Servicer Advances                                  (2,035,568.00)
                                                                                     -----------------
            4.    Ending Servicer Advance Balance                                         6,211,263.94



                                  Page 3 of 5




     B.  CASH COLLATERAL ACCOUNT

            1.    Opening Cash Collateral Account                                        71,435,772.91

            2.    Deposit from the Collection Account                                             0.00

            3.    Withdrawals from the Cash Collateral Account                                    0.00

            4.    Ending Cash Collateral Account Balance before Distributions            71,485,624.51

            5.    Required Cash Collateral Account Amount                                68,600,547.88

            6.    Cash Collateral Account Surplus                                         2,885,076.63

            7.    Investment Earnings                                                        49,851.60

            8.    Distribution of CCA
                  a.  Senior Loan Interest                                                  (95,419.24)
                  b.  Senior Loan Principal                                              (2,835,225.03)
                  c.  Holdback Amount Interest                                                    0.00
                  d.  Holdback Amount Principal                                                   0.00
                                                                                      ----------------
                                   Total Distribution                                    (2,930,644.27)

            9.    Ending Cash Collateral Account Balance after Distributions             68,600,547.88


     C.  OTHER RELATED INFORMATION

            1.    Discount Rate                                                                 2.8380%

            2.    Life to Date Prepayment (CPR)                                                 9.1621%

            3.    Life to Date Substitutions:

                  a.  Prepayments                                                0.00

                  b.  Defaults                                                   0.00


                  -------------------------------------------------------------------------------------------------------
                                                                            May-04                         Apr-04
                                              Item                       Payment Date                   Payment Date
                  -------------------------------------------------------------------------------------------------------

            4.    a.  Senior Loan                                      25,289,078.57                     28,124,303.60
                  b.  Holdback Amount                                  42,101,386.65                     42,101,386.65

            5.    Applicable Rates for the Interest Period:
                  a.  Libor Rate for the Interest Period                      1.1000%
                  b.  Senior Loan Interest Rate                               4.6000%
                  c.  Holdback Amount Interest Rate                           7.1000%

            6.  DELINQUENCY, NET LOSSES AND CPR HISTORY

                -----------------------------------------------------------------------------------------------------------------
                                              % of                   % of                    % of                   % of
                                           Aggregate              Aggregate                Aggregate              Aggregate
                                        Required Payoff        Required Payoff          Required Payoff        Required Payoff
                                            Amounts                Amounts                  Amounts                Amounts
                       Collection
                          Periods     31-60 Days Past Due    61-90 Days Past Due     91-120 Days Past Due    120+ Days Past Due
                -----------------------------------------------------------------------------------------------------------------


                -----------------------------------------------------------------------------------------------------------------
                      04/30/04               1.64%                  0.45%                    0.23%                  0.20%
                      03/31/04               1.57%                  0.54%                    0.29%                  0.01%
                      02/29/04               3.16%                  0.52%                    0.00%                  0.00%








                -----------------------------------------------------------------------------------------------------------------



                -------------------------------------------------------------------------------------------
                       Collection          Cumulative Net      Monthly Net
                         Month            Loss Percentage         Losses                  LTD CPR
                -------------------------------------------------------------------------------------------

                -------------------------------------------------------------------------------------------
                        April-04               0.039%           209,238.42                 9.16%
                        March-04               0.017%           157,280.57                10.43%
                      February-04              0.000%              0.00                    8.50%








                --------------------------------------------------------------------------------------------------------------


                                       Page 5 of 5